UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, Peoples Bancorp Inc. (“Peoples”) executed a change in control agreement with Tyler J. Wilcox, Peoples’ President and Chief Executive Officer (the “CIC Agreement”), which supersedes the prior change in control agreement with Mr. Wilcox dated as of January 1, 2019. The CIC Agreement provides that, if Mr. Wilcox is terminated by Peoples or its successors for any reason other than cause (as defined in the CIC Agreement) or by Mr. Wilcox for good reason (as defined in the CIC Agreement), within six months prior to or within 24 months after a defined change in control occurs, Peoples will provide the following benefits: (i) a lump-sum cash payment of two point ninety-nine (2.99) times the amount of Mr. Wilcox’s base annual compensation (as defined in the CIC Agreement), payable within 30 days following Mr. Wilcox’s termination date with such payment delayed until the first business day of the seventh month following the termination date if Mr. Wilcox is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended; and (ii) continuing participation in life, medical and dental insurance for a period of 36 months substantially in the same form and expense to Mr. Wilcox as that received prior to the termination of employment date. Notwithstanding the foregoing, the benefits payable under the CIC Agreement are subject to potential reduction under certain circumstances described in the CIC Agreement.

Under the terms of the CIC Agreement, if Mr. Wilcox were to receive a change in control benefit as previously described, he would be subject to a non-compete covenant for a period of fifteen (15) months following the termination of employment date, during which he will not be permitted to directly or indirectly engage in the business of banking or any other business in which Peoples or any of its subsidiaries directly or indirectly engages during the term of Mr. Wilcox’s agreement within the geographic market of Peoples and its subsidiaries on the termination of employment date.

The foregoing summary of the provisions of the CIC Agreement is qualified in its entirety by reference to the complete text of the CIC Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Change in Control Agreement dated August 1, 2024, among Tyler Wilcox and Peoples Bancorp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	August 2, 2024	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer